EXHIBIT 32.1

LITTELFUSE, INC.

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of Section 1350, Chapter 63 of title 18, United States Code), each of the undersigned officers of Littelfuse, Inc. (“the Company”) does hereby certify that to his knowledge:

The Annual Report of the Company on Form 10-K for the fiscal year ended December 27, 2014 (“the Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/Gordon Hunter	/s/ Philip G. Franklin
Gordon Hunter	Philip G. Franklin
Chairman, President and	Senior Vice President and
Chief Executive Officer	Chief Financial Officer

Dated: February 24, 2015	Dated: February 24, 2015